   As filed with the Securities and Exchange Commission on December 31, 1996
                                                      Registration No. 333-16531

                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON D.C.  20549

                         --------------------------

                       POST EFFECTIVE AMENDMENT NO. 1
                                 ON FORM S-8
                          TO REGISTRATION STATEMENT
                                 ON FORM S-4
                                    UNDER
                         THE SECURITIES ACT OF 1933

                         --------------------------

                               WORLDCOM, INC.
           (Exact name of registrant as specified in its charter)


        GEORGIA                                                   58-1521612
(State or other jurisdiction of                               (I.R.S. Employer
 incorporation or organization)                              Identification No.)


                            515 EAST AMITE STREET
                       JACKSON, MISSISSIPPI 39201-2702
                        (Address, including zip code,
                of registrant's principal executive offices)

                     WORLDCOM/BLT 1994 STOCK OPTION PLAN
--------------------------------------------------------------------------------
                         (Full title of the plan(s))

                          P. BRUCE BORGHARDT, ESQ.
                               WORLDCOM, INC.
                    10777 SUNSET OFFICE DRIVE, SUITE 330
                          ST. LOUIS, MISSOURI 63127
                               (314) 909-4100
          (Name, address, including zip code, and telephone number,
                 including area code, of agent for service)

                         --------------------------

       This Post-Effective Amendment on Form S-8 to Registration Statement on S-4 (this "Registration Statement") covers shares of Common Stock, par value $.01, and associated preferred stock purchase rights, of the Registrant originally registered on the Registration Statement on Form S-4 (the "S-4 Registration Statement") to which this is an amendment. The registration fee in respect to the securities registered hereby was paid at the time of the original filing of the S-4 Registration Statement.

                                    PART II

                          INFORMATION REQUIRED IN THE
                             REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

       The following documents filed with the Commission by WorldCom, Inc. ("WorldCom" or the "Company") (formerly LDDS Communications, Inc. ("LDDS") and Resurgens Communications Group, Inc. ("Resurgens")) under File No. 0-11258 (formerly File No. 1-10415) are incorporated herein by reference: (1) WorldCom's Annual Report on Form 10-K for the fiscal year ended December 31, 1995 (the "WorldCom 1995 Form 10-K"); (2) WorldCom's Report by Issuer of Securities Quoted on NASDAQ on Form 10-C dated July 12, 1996; (3) WorldCom's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1996, June 30, 1996 and September 30, 1996; (4) WorldCom's Current Reports on Form 8-K dated August 25, 1996 (filed August 26, 1996) (as amended on Forms 8-K/A filed August 30, 1996, November 4, 1996 and November 20, 1996); (5) audited financial statements as of December 31, 1994 and 1993 and for the years then ended of the network services operations of Williams Telecommunications Group, Inc. ("WilTel"), including WilTel, Inc., WilTel Undersea Cable, Inc. and WilTel International Inc., which were wholly owned subsidiaries of WilTel, included in WorldCom's Current Report on Form 8-K/A dated August 22, 1994 (filed April 19,
1995); (6) audited financial statements as of December 31, 1995 and 1994 and for each of the three years in the period ended December 31, 1995 of MFS Communications Company, Inc. ("MFS") included in WorldCom's Current Report on Form 8-K/A dated August 25, 1996 (filed November 4, 1996); (7) audited financial statements as of December 31, 1995 and 1994 and for each of the three years in the period ended December 31, 1995 of UUNET Technologies, Inc., a wholly owned subsidiary of MFS ("UUNET"), included in WorldCom's Current Report on Form 8-K/A dated August 25, 1996 (filed November 4, 1996); (8) the description of WorldCom's (formerly LDDS' and Resurgens') Common Stock as contain in Item 1 of Resurgens' Registration Statement on Form 8-A dated December 12, 1989, as updated by the descriptions contained in Amendment No. 2 of Resurgens' Registration Statement on Form S-4 (File No. 33-62746), as declared effective by the Securities and Exchange Commission on August 11, 1993, which includes the Joint Proxy Statement/Prospectus with respect to Resurgen's Annual Meeting of Shareholders held on September 14, 1993, under the following captions: "Proposals No. 1 and 2 - The Proposed Mergers - Special Redemption Provisions," "Information Regarding Resurgens - Description of Resurgens Capital Stock" and "--Amendments to Resurgens' Restated Articles of Incorporation -- LDDS Merger Agreement," and as further updated by WorldCom's Current Report on Form 8-K dated and filed August 14, 1995; (9) the description of WorldCom's Preferred Stock Purchase Rights contained in WorldCom's Registration Statement on Form 8-A dated August 26, 1996; and (10) the descriptions of the WorldCom Series A Preferred Stock, the WorldCom Series B Preferred Stock and the WorldCom Depositary Shares contained in WorldCom's Registration Statements on Form 8-A dated November 13, 1996.

       All documents subsequently filed by WorldCom pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the "1934 Act"), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

       Not applicable.

ITEM 5.  INTEREST OF NAMED EXPERTS AND COUNSEL.

       Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

       Section 14-2-202(b)(4) of the Georgia Business Corporation Code (the "Georgia Code") provides that a corporation's articles of incorporation may include a provision that eliminates or limits the personal liability of directors for monetary damages to the corporation or its shareholders for breach of their duty of care and other duties as directors; provided, however, that the Section does not permit a corporation to eliminate or limit the liability of a director for appropriating, in violation of his duties, any business opportunity of the corporation, engaging in intentional misconduct or a knowing violation of law, obtaining an improper personal benefit, or voting for or assenting to an unlawful distribution (whether as a dividend, stock repurchase or redemption, or otherwise) as provided in Section 14-2-832 of the Georgia Code. Section 14-2-202(b)(4) also does not eliminate or limit the rights of the Company or any shareholder to seek an injunction or other nonmonetary relief in the event of a breach of a director's duty to the corporation and its shareholders. Additionally, Section 14-2-202(b)(4) applies only to claims against a director arising out of his roles as a director, and does not relieve a director from liability arising from his role as an officer or in any other capacity.

       The provisions of Article Nine of the Company's Amended and Restated Articles of Incorporation are similar in all substantive respects to those contained in Section 14-2-202(b)(4) of the Georgia Code as outlined above. Article Nine further provides that the liability of directors of the Company shall be limited to the fullest extent permitted by amendments to Georgia law.

       Sections 14-2-850 to 14-2-859, inclusive, of the Georgia Code govern the indemnification of directors, officers, employees and agents. Section 14-2-851 of the Georgia Code permits indemnification of a director of the Company for liability incurred by him in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including, subject to certain limitations, civil actions brought as derivative actions by or in the right of the Company) in which he is made a party by reason of being a director of the Company and for directors who, at the request of the Company, serve as directors, officers, partners, trustees, employees or agents of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or other enterprise. The Section permits indemnification if the director acted in a manner he believed in good faith to be in or not opposed to the best interest of the Company and, in addition, in criminal proceedings, if he had no reasonable cause to believe his conduct was unlawful. If the required standard of conduct is met, indemnification may include judgements, settlements, penalties, fines or reasonable expenses (including attorneys' fees) incurred with respect to a proceeding. However, if the director is adjudged liable to the Company in a derivative action or on the basis that personal benefit was improperly received by him, the director is not entitled to indemnification by the corporation; provided that the director may be entitled to indemnification for reasonable expenses as determined by a court in accordance with the provisions of Section 14-2-854, or unless the Company's Amended and Restated Articles of Incorporation or Bylaws, or a contract or resolutions approved by the Company's shareholders pursuant to Section 14-2- 856, authorizes indemnification.

       Section 14-2-852 of the Georgia Code provides that unless limited by the articles of incorporation, directors who are successful with respect to any claim brought against them, which claim is brought because they are or were directors of the Company, are entitled to mandatory indemnification against reasonable expenses incurred in connection therewith. Conversely, if the charges made in any action are sustained, the determination of whether the required standard of conduct has been met will be made, in accordance with the provisions of Section 14-2-855 of the Georgia Code, as follows: (i) by the majority vote of a quorum of the members of the board of directors not a party to such action at that time, (ii) if a quorum cannot be obtained, by a committee thereof duly designated by the board of directors, consisting of two or more directors not a party to such action at that time, (iii) by duly selected special legal counsel, or (iv) by the shareholders, but, in such event, the shares owned by or voted under the control of directors who are at the time parties to the proceeding may not be voted.

       Section 14-2-857 of the Georgia Code provides that an officer of the Company (but not an employee or agent generally) who is not a director has the mandatory right of indemnification granted to directors under Section 14-2-852, as described above. In addition, the Company may, as provided by the Company's Amended and Restated Articles of Incorporation, Bylaws, general or specific actions by its board of directors, or by contract, indemnify and advance expenses to an officer, employee or agent who is not a director to the extent that such indemnification is consistent with public policy.

       The indemnification provisions of Article X of the Company's Bylaws and Article Eleven of the Company's Amended and Restated Articles of Incorporation are consistent with the foregoing provisions of the Georgia Code. However, the Company's Amended and Restated Articles of Incorporation prohibit indemnification of a director who did not believe in good faith that his actions were in, or not contrary to, the Company's best interests. The Company's Bylaws extend the indemnification available to officers under the Georgia Code to employees and agents.

       Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Company pursuant to such provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in such Act and is therefore unenforceable.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

       Not applicable.

ITEM 8.  EXHIBITS.

       Reference is made to the Exhibit Index.

ITEM 9.  UNDERTAKINGS.

       (a)    The undersigned registrant hereby undertakes:

              (1)     To file, during any period in which offers or sales are
                     being made, a post-effective amendment to this registration statement:

                     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement ( or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                            provided, however, that paragraphs (a)(1)(i) and
                            (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

              (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

       (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than payment by the registrant or expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

              The Registrant. Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it is has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 on Form S-8 to Registration Statement No. 333-16531 on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jackson, State of Mississippi on December 31, 1996.

                                       WORLDCOM, INC.



                                       By:    /s/ Scott D. Sullivan
                                           -----------------------------------
                                              Scott D. Sullivan
                                              Chief Financial Officer


              Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 on Form S-8 to Registration Statement No. 333-16531 on Form S-4 has been signed by the following persons in the capacities and on the dates indicated.



       Name                        Title                        Date
       ----                        -----                        ----
*/s/ Carl J. Aycock                    Director                  December 31, 1996
------------------------------
Carl J. Aycock



*/s/ Max E. Bobbitt                    Director                  December 31, 1996
------------------------------
Max E. Bobbitt


                                       Director,
*/s/ Bernard J. Ebbers                 President and             December 31, 1996
------------------------------         Chief Executive
Bernard J. Ebbers                      Officer



*/s/ Francesco Galesi                  Director                  December 31, 1996
------------------------------
Francesco Galesi



*/s/ Stiles A. Kellett, Jr.            Director                  December 31, 1996
------------------------------
Stiles A. Kellett, Jr.



*/s/ Silvia Kessel                     Director                  December 31, 1996
------------------------------
Silvia Kessel

       Name                        Title                        Date
       ----                        -----                        ----
*/s/ John W. Kluge                     Director                  December 31, 1996
------------------------------
John W. Kluge



*/s/ John A. Porter                    Director                  December 31, 1996
------------------------------
John A. Porter



*/s/ Stuart Subotnick                  Director                  December 31, 1996
------------------------------
Stuart Subotnick

                                       Director,
                                       Principal
*/s/ Scott D. Sullivan                 Financial Officer and     December 31, 1996
------------------------------         Principal Accounting
Scott D. Sullivan                      Officer



*/s/ Lawrence C. Tucker                Director                  December 31, 1996
------------------------------
Lawrence C. Tucker


*/s/ Roy A. Wilkens                    Director, Chief           December 31, 1996
------------------------------         Executive Officer,
Roy A. Wilkens                         WilTel



*By:   /s/ Scott D. Sullivan
      ------------------------
       Scott D. Sullivan
       Attorney-in-Fact

                                 WORLDCOM, INC.
                                 EXHIBIT INDEX

  Exhibit
   Number                                        Description
   ------                                        -----------
    4.1      Amended and Restated Articles of Incorporation of the Company  (including preferred stock designations) as of September 15, 1993, as amended,  by Articles of Amendment dated May 26,  1994, and as  amended by  Articles of Amendment  dated May 25,  1995
             (incorporated by reference to Exhibit 4.1  to the Annual Report on Form  10-K filed by the Company for the year ended December 31, 1995 (File No. 0-11258))

    4.2      Articles of Amendment  to Amended and Restated Articles  of Incorporation dated May
             23, 1996  (incorporated by reference  to Exhibit 3(ii)  to the  Quarterly Report on
             Form 10-Q filed by  the Company for the  quarter ended June  30, 1996 (File No.  0-
             11258))

    4.3      Terms of  Series A 8% Cumulative  Convertible Preferred Stock,  par value $.01  per share  (the "WorldCom  Series A  Preferred  Stock") (incorporated  by  reference to
             Exhibit 4.3 to  Registration Statement of Form S-4 filed  by WorldCom (Registration
             No. 333-16015))

    4.4      Terms  of  Series  B  Convertible  Preferred  Stock,  par  value   $.01  per  share
             (incorporated by  reference to Exhibit  4.4 to Registration  Statement on  Form S-4
             filed by WorldCom (Registration No. 333-16015))

    4.5      Form of Deposit Agreement  between WorldCom, The Bank  of New York and the  holders from  time to  time of  the  Depositary Shares  representing 1/100  of  a share  of
             WorldCom Series A Preferred Stock (the "WorldCom  Depositary Shares") (incorporated herein by  reference to Exhibit  4.5 to Registrant  Statement on Form  S-4 filed by
             WorldCom (Registration No. 333-16015))

    4.6      Form of certificate  representing WorldCom Depositary  Shares (incorporated  herein by  reference to  Exhibit  A  to the  Deposit Agreement  filed  as  Exhibit 4.5  to
             Registration Statement on Form S-4 filed by WorldCom (Registration No. 333-16015))

    4.7      Bylaws of  the Company (incorporated herein  by reference to Exhibit  3(iii) to the
             Quarterly Report on  Form 10-Q filed by the Company  for the quarter ended June 30,
             1996 (File No. 0-11258))

    4.8      Rights  Agreement dated as of August 25,  1996 between the Company  and The Bank of
             New York,  which includes  the form of  Certificate of Designations,  setting forth the terms of the Series 3  Junior Participating Preferred Stock, par value $.01 per share, as Exhibit A, the  form of Rights Certificate  as Exhibit B and  the Summary of Preferred  Stock Purchase Rights as Exhibit C  (incorporated herein by reference to Exhibit  4 to the Current Report  on Form 8-K dated August 26,  1996 (as amended on Form 8 K/A  filed August 31, 1996) filed by the  Company with the Securities and
             Exchange  Commission on August 26, 1996 (as  amended on Form 8  K/A filed on August
             31, 1996) File No. 0-11258))

    5.1      Opinion of P. Bruce Borghardt, Esq.

    23.1     Consent of Arthur Andersen LLP

    23.2     Consent of Deloitte & Touche LLP

    23.3     Consent of Ernst & Young LLP

    23.4     Consent of Arthur Andersen LLP

    23.5     Consent of Coopers & Lybrand L.L.P.

    23.9     Consent of P. Bruce Borghardt, Esq. (included in Exhibit 5.1)

    24.1     Power of Attorney *


*      Previously filed.